Exhibit 99.906CERT

Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Nathan Urquhart, President and Principal Executive Officer, and I, Eric Sacks, Chief Financial Officer of Coatue Innovative Strategies Fund (the "Fund") each certify that:

1.	This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Nathan Urquhart
Nathan Urquhart
President and Principal Executive Officer

Date:	March 6, 2026

By:	/s/ Eric Sacks
Eric Sacks
Chief Financial Officer

Date:	March 6, 2026